EXHIBIT 99

PRESS RELEASE
FOR IMMEDIATE RELEASE

CONTACT:
C. R. Butler
NS&L Bancorp, Inc.
President and Chief Executive Officer
(417) 451-0429

NS&L BANCORP, INC. FILES FORM 15 TO DEREGISTER WITH SECURITIES AND EXCHANGE COMMISSION

Neosho, Missouri, December 3, 2001--NS&L Bancorp, Inc. (OTC BB: NSLB.OB) announced today the filing of a Form 15 with the Securities and Exchange Commission (the "SEC"). The filing of the Form 15 will terminate registration of the Company's common stock under the Securities and Exchange Act of 1934 (the "1934 Act").

Upon the filing of the Form 15, NS&L Bancorp, Inc. will no longer file with the SEC certain reports and forms, including Forms 10-KSB, 10-QSB and 8-K. When the From 15 is deemed effective, which is expected within 90 days of filing, NS&L Bancorp, Inc. will no longer file proxy statements with the SEC. In addition, the common stock of NS&L Bancorp, Inc. will no longer be eligible for quotation on the OTC Bulletin Board.

According to management NS&L Bancorp, Inc. is terminating registration in order to reduce corporate costs associated with being a "reporting company" under the 1934 Act. After careful consideration, the board of directors concluded that for NS&L Bancorp, Inc. the advantages of being a reporting company under the 1934 Act do not offset the costs and administrative burdens associated with the SEC reporting requirements. In addition, the Company's common stock has been extremely thinly-traded.

NS&L Bancorp, Inc. is the holding company for Neosho Savings and Loan Association, which operates two offices located in Neosho, Missouri.